EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Baby Universe Incorporated (the “Company”) of our report dated April 27, 2005, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Lieberman & Associates, P.A.

Miami, Florida
April 27, 2005